UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2007

JOS. A. BANK CLOTHIERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23874	36-3189198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Hanover Pike
Hampstead, Maryland		21074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (410) 239-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the expiration of the former rights agreement of Jos. A. Bank Clothiers, Inc. (the “Company”) and the adoption of the new rights agreement (the “Rights Agreement”) referenced in Item 1.01 of our Current Report on Form 8-K which was filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2007, the Company filed the Certificate Eliminating Reference to Series A Preferred Stock from Restated Certificate of Incorporation of Jos. A. Bank Clothiers, Inc. (the “Certificate of Elimination”), with the Secretary of State of the State of Delaware on September 20, 2007.  The Certificate of Elimination eliminates the Company’s Series A Preferred Stock which was issuable, under certain circumstances, upon exercise of rights under the Company’s former rights agreement.  On the same day, the Company also filed the Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware, which establishes the designations, voting powers, preferences, rights and other terms of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Shares”), issuable upon exercise of the rights under the Rights Agreement.  The description of the Preferred Shares in Item 1.01 of our Current Report on Form 8-K which was filed with the SEC on September 7, 2007 is incorporated herein by reference.  The Certificate of Elimination is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Certificate of Designation is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

3.1	Certificate Eliminating Reference to Series A Preferred Stock from Restated Certificate of Incorporation of Jos. A. Bank Clothiers, Inc.

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jos. A. Bank Clothiers, Inc.

Dated: September 21, 2007
	By:	/s/ Charles D. Frazer
Charles D. Frazer, Senior Vice President- General Counsel

INDEX TO EXHIBITS

3.1	Certificate Eliminating Reference to Series A Preferred Stock from Restated Certificate of Incorporation of Jos. A. Bank Clothiers, Inc.

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock.